                                                                     Exhibit 4.7


                        AMERICAN PHYSICIAN PARTNERS, INC.
                         NOTICE OF GRANT OF STOCK OPTION

                  Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of American Physician Partners, Inc. (the "Corporation"):

                  Optionee:

                  Grant Date:

                  Vesting Commencement Date:

                  Exercise Price:

                  Number of Option Shares:

                  Expiration Date:

                  Type of Option:   ___    Incentive Stock Option

                                    ___    Non-Statutory Stock Option

                  Exercise Schedule: The Option shall become exercisable for the Option Shares in a series of sixty (60) successive equal monthly installments upon Optionee's completion of each month of Service over the sixty (60)-month period measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the American Physician Partners, Inc. 1996 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee acknowledges receipt of the official prospectus for the Plan attached hereto as Exhibit B. A copy of the actual plan document is available upon request from the Corporation.

                  No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                  Definitions. All capitalized terms in this Notice of Grant of Stock Option shall have the meanings assigned to them in the attached Stock Option Agreement.


DATED:
      ----------------------------------

                                               AMERICAN PHYSICIAN PARTNERS, INC.


                                               By:
                                                       -------------------------

                                               Title:
                                                       -------------------------


                                                       -------------------------
                                                               OPTIONEE

                                               Address:
                                                       -------------------------

                                                       -------------------------

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                       AMERICAN PHYSICIAN PARTNERS, INC.

                             STOCK OPTION AGREEMENT


RECITALS

               A. The Board has adopted the Plan for the purpose of attracting and retaining the services of selected Employees (including officers and directors), non-employee members of the Board and consultants and other independent contractors who provide valuable services to the Corporation or any Parent or Subsidiary.

               B. Optionee is an individual who is to render valuable services to the Corporation or any Parent or Subsidiary, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

               C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the Grant Date, a stock option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the Exercise Price.

               2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

               3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

               4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

               5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or termination for Misconduct or breach of any non-compete covenant or agreement) while this option is outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                  (b) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (ii) the Expiration Date. Upon the expiration of such twelve (12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                  (c) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then the period for exercising this option shall be reduced to a twelve (12)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such twelve
(12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                  (d) During the limited period of post-Service exercisability applicable under subparagraph (a), (b) or (c) above, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is, at the time of Optionee's cessation of Service, exercisable in accordance with the Exercise Schedule specified in the Grant Notice. To the extent this option is not exercisable for one or more Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                  (e) Should Optionee's Service be terminated within eighteen
(18) months following a Corporate Transaction in which this option is assumed or replaced, then the provisions of Paragraph 6(d) shall govern the exercisability of this option following such Involuntary Termination.

                  (f) Should (i) Optionee's Service be terminated for Misconduct or (ii) Optionee violate any covenant or agreement not to compete with the Corporation, any Parent or Subsidiary, or any professional medical entity affiliated with the Corporation or any Parent or Subsidiary, then in any such event this option shall terminate immediately and cease to remain outstanding.

               6. SPECIAL TERMINATION.

                  (a) In the event of a Corporate Transaction, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the Exercise Schedule applicable to those Option Shares. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                  (d) Should there occur an Involuntary Termination of Optionee's Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced, then this option (or any replacement grant), to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that this option shall immediately become exercisable for all the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. This option shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the one
(l)-year period measured from the date of such Involuntary Termination.

                  (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               7. ADJUSTMENT IN OPTION SHARES. In the event any change is made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

               8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price.

               9. MANNER OF EXERCISING OPTION.

                  (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                         (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                         (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                              (A) cash or check or wire transfer made payable to the Corporation;

                              (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14;

                              (C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                              (D) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                         (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option for Option Shares, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation.

                  (b) As soon after the Exercise Date as practical, the Corporation shall mail or deliver to or on behalf of Optionee (or the other person or persons exercising this option) a certificate or certificates representing the shares purchased under this Agreement, with the appropriate legends affixed thereto.

                  (c) In no event may this option be exercised for any fractional shares.

              10. COMPLIANCE WITH LAWS AND REGULATIONS.

                  (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed at the time of such exercise and issuance.

                  (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

              11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

              12. LIABILITY OF CORPORATION. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

              13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

              14. LOANS. The Plan Administrator may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from the Corporation or (ii) permitting Optionee to pay the Exercise Price for the purchased Option Shares in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

               15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

               16. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State's conflict-of-laws rules.

               17. STOCKHOLDER APPROVAL. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of
Section III of Article Four of the Plan.

               18. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                  (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                  (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                  (c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

               19. WITHHOLDING TAXES. Optionee hereby agrees to make appropriate arrangements with the Corporation or Parent or Subsidiary employing Optionee for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this option.

                                   EXHIBIT I
                               NOTICE OF EXERCISE


               I hereby notify American Physician Partners, Inc. (the "Corporation") that I elect to purchase _______ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $__________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1996 Stock Option Plan on ____________, 199_.


               Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


______________________, 199
Date


Optionee:
         -----------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Print name in exact manner
it is to appear on the
stock certificate:
                  --------------------------------------------------------------

Address to which certificate
is to be sent, if different
from address above:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security Number:
                       ---------------------------------------------------------

Employee Number:
                ----------------------------------------------------------------

                                    APPENDIX


DEFINITIONS

               A. BOARD shall mean the Corporation's Board of Directors.

               B. CODE shall mean the Internal Revenue Code of 1986, as amended.

               C. COMMON STOCK shall mean the Corporation's common stock, $.0001 par value per share.

               D. COMMON STOCK REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12(g) of the Securities Exchange Act of 1934.

               E. CORPORATE TRANSACTION shall mean any of the following stockholder-approved transactions to which the Corporation is a party, whether occurring before or after the Common Stock Registration Date: Auto paragraph numbering begins again after "B.".

                  (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                  (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

               F. CORPORATION shall mean American Physician Partners, Inc., a Delaware corporation.

               G. EMPLOYEE shall mean an individual who performs services while in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

               H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of this Stock Option Agreement.

               I. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

               J. EXERCISE SCHEDULE shall mean the schedule set forth in the Grant Notice, pursuant to which the option is to become exercisable for the Option Shares in a series of installments over Optionee's period of Service.

               K. EXPIRATION DATE shall mean the date on which the option expires as set forth in the Grant Notice.

               L. FAIR MARKET VALUE per share of Common Stock on any relevant date under the Plan shall be the value determined in accordance with the following provisions:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported closing selling price on such exchange for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on such exchange on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is on the date in question neither listed nor admitted to trading on any Stock Exchange nor traded on the Nasdaq National Market, then such Fair Market Value of Common Stock on the date in question shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

               M. GRANT DATE shall mean the date of grant of the stock option as set forth in the Grant Notice.

               N. GRANT NOTICE shall mean the notice of grant of stock option pursuant to which Optionee has been informed of the basic terms of the option.

               O. INCENTIVE OPTION shall mean a stock option which satisfies the requirements of Code Section 422.

               P. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service which occurs by reason of:

                  (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) Optionee's voluntary resignation following
         (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which he or she reports, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

               Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), a breach of the Confidentiality, Proprietary Information and Inventions Agreement executed by and between the Corporation and Optionee or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

               R. NON-STATUTORY OPTION shall mean an option not intended to meet the requirements of Code Section 422.

               S. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

               T. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

               U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

               W. PLAN shall mean the Corporation's 1996 Stock Option Plan.

               X. PLAN ADMINISTRATOR shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan in accordance with Article IV of the Plan.

               Y. SERVICE shall mean the performance of services on a periodic basis to the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

               Z. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

               AA. SUBSIDIARY shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   EXHIBIT B

                                PLAN PROSPECTUS